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EXHIBIT 23

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-2, No. 333-104068) and related Prospectus of B.F. Saul Real Estate Investment Trust for the registration of $50,000,000 in unsecured notes and to the incorporation by reference therein of our report dated May 13, 2003, with respect to the consolidated financial statements and schedules of B.F. Saul Real Estate Investment Trust included in its Annual Report, as amended (Form 10-K/A, Amendment No. 1) for the year ended September 30, 2002, filed with the Securities and Exchange Commission.

                                                 /s/  Ernst & Young LLP


McLean, Virginia
June 25, 2003